UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2005

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
 (Address of principal executive offices and zip code)

(707) 446-5501
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On June 16, 2005, Large Scale Biology Corporation (the “Company”) received notice from the staff (the “Staff’”) of the Nasdaq Stock Market (“Nasdaq”) that the bid price of the Company’s common stock had closed at less than $1.00 per share over the previous 30 consecutive business days and, as a result, did not comply with Marketplace Rule 4450(a)(5).  Therefore, in accordance with Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, or until December 13, 2005, to regain compliance.  On August 3, 2005, the Company transferred to The Nasdaq Capital Market (the “Capital Market”) and as set forth in Marketplace Rule 4310(c)(8)(D), it was afforded the remainder of Nasdaq’s 180 calendar day compliance period, or until December 13, 2005, to regain compliance with the minimum $1.00 bid price per share requirements, as set forth in Marketplace Rule 4310(c)(4) (the “Rule”).

          On December 15, 2005, the Company received notice from the Staff that the Company has not regained compliance with the Rule and is not eligible for an additional 180 calendar day compliance period given that it does not meet the Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c).  The notice stated that the Company’s securities would be delisted from the Capital Market at the opening of business on December 27, 2005 unless the Company requested a hearing in accordance with Market Place Rule 4800 series.

          The Company did not appeal the Nasdaq Stock Market’s determination to delist the Company’s stock from the Nasdaq Capital Market.  Accordingly, the Company’s stock will cease trading on the Nasdaq Capital Market at the end of the trading day on December 23, 2005.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          The Company is ceasing its operations in the ordinary course effective December 23, 2005 as a result of a lack of cash and liquid assets.  Because the Company is unable to fund their salaries, the Company’s board of directors terminated the employment of Kevin J. Ryan, the Company’s President and Chief Executive Officer, Ronald J. Artale, the Company’s Chief Financial Officer and Chief Operating Officer, and Michael. D. Centron, the Company’s Principal Accounting Officer effective December 23, 2005.

Item 8.01  Other Events.

          The Company is ceasing its operations in the ordinary course effective December 23, 2005 as a result of a lack of cash and liquid assets.  The Company terminated the employment of all of its employees effective December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: December 23, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron
Vice President, Finance & Administration